Exhibit 99.1

CIT Reports Second Quarter 2021 Results NEW YORK –Jul 27, 2021 – CIT Group Inc. (NYSE: CIT) today reported second quarter 2021 financial results.
Financial Results

Second quarter net income to common shareholders of $215 million or $2.14 per diluted common share.

Excluding noteworthy items[1], second quarter net income available to common shareholders of $210 million or $2.09 per diluted common share.

Chairwoman and CEO Commentary

“Second quarter results reflect continued improvement in funding costs and credit quality as we grew capital levels,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “We completed the sale of the aviation lending portfolio, reduced non-accrual loans, and grew our tangible book value to over $54 per share. Additionally, we continued to deliver on our deposit strategy and grew HOA deposits, reduced average deposit costs and improved our mix.”

Alemany continued, “The merger with First Citizens BancShares continues to progress and received approval from the FDIC in July. We remain focused on completing the transaction and creating a leading U.S. bank that can deliver a broader set of banking solutions to customers and communities.”

Areas of Strategic Focus

•Merger with First Citizens BancShares - Received regulatory approval from FDIC and remains subject to approval from the Board of Governors of the Federal Reserve System and closing expected in the third quarter, subject to such remaining regulatory approval and other customary closing conditions.

•Continued successful execution of deposit strategy, driving total funding costs down to 0.92% compared to 1.53% in the year-ago quarter.

oAverage deposits grew to 90% of total funding mix.

oReduced average deposit costs to 0.49%, compared to 1.23% in the year-ago quarter.

oLower cost HOA deposits grew to 16% of total average deposits compared to 12% in the year-ago quarter.

•Further improved risk profile - Maintained proactive portfolio management and disciplined underwriting standards:

oContinued Legacy Consumer Mortgage (LCM) loan sales - Sold $94 million of loans, $80 million of which were non-accrual loans.

oCompleted sale of Aviation Lending portfolio of approximately $700 million.

oAllowance for credit losses (ACL) - 2.52% of loans.

•CET1 ratio grew to 11.6%, exceeding our target CET1 capital ratio of 10.5%.

•Tangible book value per common share increased to $54.39 at June 30, 2021.

[1]

Income to common shareholders excluding noteworthy items, Loss to common shareholders excluding noteworthy items and core loans and leases excluding MOB are all non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

1

Select Financial Highlights*
				2Q21 change from
($ in millions)	2Q21	1Q21	2Q20	1Q21		2Q20

Net finance revenue(1)	$317	$327	$308	$(10)	-3%	$9	3%
Non-interest income	161	230	103	(69)	-30%	58	57%
Total net revenue(1)	478	557	411	(79)	-14%	67	16%
Operating expenses and (gain) loss on debt extinguishment	251	274	346	(23)	-8%	(94)	-27%
Income before credit provision	226	283	65	(56)	-20%	161	NM
Provision for credit losses	(72)	(117)	224	45	39%	(296)	NM
Income (loss) before provision (benefit) for income taxes	299	400	(159)	(102)	-25%	457	NM
Provision (benefit) for income taxes	72	96	(73)	(25)	-26%	145	NM
Income (loss) from continuing operations	227	304	(85)	(77)	-25%	312	NM
Net income (loss)	227	304	(85)	(77)	-25%	312	NM
Preferred stock dividends	12	3	12	10	NM	-	0%
Net income (loss) available to common shareholders	$215	$301	$(98)	$(86)	-29%	$312	NM
Noteworthy items(2)	(5)	(56)	36	52		(41)
Income (loss) available to common shareholders, excluding noteworthy items⁽²⁾	$210	$245	$(61)	$(35)	-14%	$271	NM

Per common share
Diluted income (loss) per common share	$2.14	$3.04	$(0.99)	$(0.90)	-30%	$3.13	NM
Diluted income (loss) per common share, excluding noteworthy items⁽²⁾	$2.09	$2.47	$(0.62)	$(0.38)	-15%	$2.72	NM
Average diluted common shares outstanding (in thousands)	100,340	99,076	98,438	1,264	1%	1,902	2%
Tangible book value per common share (TBVPS)(1)	$54.39	$52.13	$49.93	$2.26	4%	$4.46	9%

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$40,981	$42,424	$44,712	$(1,443)	-3%	$(3,731)	-8%
Average core loans and leases(1) (includes HFS and net of credit balances)	39,479	40,770	42,646	(1,291)	-3%	(3,168)	-7%
Average earning assets (AEA)(1)	51,811	53,202	57,589	(1,391)	-3%	(5,778)	-10%
New business volume	2,972	2,443	3,072	529	22%	(100)	-3%

Key performance metrics, continuing operations
Net finance margin(1)	2.45%	2.46%	2.14%	-1bps		31bps
Net efficiency ratio(1)	52.5%	47.7%	76.6%	NM		NM
Net charge-offs	0.30%	0.15%	1.79%	15bps		NM
Return on AEA (ROAEA)(1)	1.66%	2.26%	NM	-60bps		NM
Return on tangible common equity (ROTCE)(1)	16.73%	24.07%	NM	NM		NM

Key performance metrics, continuing operations excluding noteworthy items
Net finance margin(1)(2)	2.45%	2.46%	2.14%	-1bps		31bps
Net efficiency ratio(1)(2)	52.2%	54.6%	71.8%	NM		NM
Net charge-offs	0.30%	0.15%	1.79%	15bps		NM
ROAEA(1)(2)	1.62%	1.84%	NM	-22bps		NM
ROTCE(1)(2)	16.37%	19.65%	NM	NM		NM

(1) Net finance revenue, total net revenue, TBVPS, AEA, net finance margin, net efficiency ratio, ROAEA, ROTCE and average core loans and leases are non-GAAP measures that management uses to evaluate the performance of the business. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information, descriptions of the non-GAAP measures, and noteworthy items. TBVPS is detailed on page 15.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

2

Second Quarter Financial Highlights:

Net Revenue

•

Net finance revenue decreased $10 million due to lower average balances and yields on loans and investment securities, as well as lower rail net operating lease revenue, partially offset by higher purchase accounting accretion from LCM loan prepayments and lower deposit costs.

•	Net finance margin of 2.45% was down 1 bps from the prior quarter, primarily reflecting the items mentioned above as well as a higher mix of cash.
•

Other non-interest income was down $69 million from the prior quarter, which was unusually high as a result of a noteworthy item related to the strategic initiative to monetize unrealized gains within Accumulated Other Comprehensive Income (AOCI). Excluding the noteworthy item, other non-interest income increased $14 million driven by higher capital markets fees, factoring commissions and gains from sale of loans, which more than offset lower gains on sale of securities.

Operating Expenses

•

Operating expenses decreased by $23 million to $251 million. Operating expenses, excluding noteworthy items and intangible asset amortization[2], decreased $10 million from the prior quarter to $249 million, reflecting a reduction in compensation and benefit costs and a reserve release related to indemnification obligations, which offset an increase in legal fees.

Credit

•	Provision for credit losses was a net benefit of $72 million, compared to a $117 million net benefit in the prior quarter.
•

The current quarter reflects a reduction in reserves of approximately $99 million due to lower loan balances (including off-balance sheet credit exposures) as well as continued improvement in credit trends and economic forecasts, partially offset by net charge-offs. The prior quarter net benefit reflected a reduction in reserves of approximately $130 million.

•

Net charge-offs were $26 million and included a higher level of recoveries as well as accounts that were previously reserved for. Although the level of net charge-offs increased from $13 million in the prior quarter, it still remains below our pre-pandemic levels.

•	Non-accruals decreased by $116 million to $549 million, primarily driven by the sale of LCM loans along with a reduction in Commercial Finance.

Tax

•	The effective tax rate was 24%. The effective tax rate, excluding noteworthy items[3] was relatively unchanged.

[2]

Operating expenses, excluding noteworthy items and intangible asset amortization, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[3]

Effective tax rate, excluding noteworthy items is a non-GAAP measure. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

3

Balance Sheet

•

Average loans and leases declined 3% primarily driven by sale of the Aviation Lending portfolio in Commercial Banking as well as LCM loan sales and continued run off in the LCM portfolio in Consumer Banking. We also had high prepayments in certain portfolios within Commercial and Consumer Banking.

•	Loans and leases to deposits ratio was 87% at CIT Bank and 101% at consolidated CIT Group, a decrease from 91% and 103% respectively from the prior quarter.
•	CET1 ratio increased to 11.6%, reflecting quarterly earnings and a decrease in Risk Weighted Assets (RWA).

Noteworthy Items

Financial results for the second quarter included the following noteworthy items,

•	$6 million (after-tax) ($0.06 per diluted common share) restructuring reserve release.
•	$1 million (after-tax) ($0.01 per diluted common share) related to First Citizens BancShares (FCB) merger costs.

4

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				2Q21 change from
($ in millions)	2Q21	1Q21	2Q20	1Q21		2Q20

Interest income	$373	$388	$447	$(15)	-4%	$(74)	-17%
Net operating lease revenue
Rental income on operating leases	188	195	201	(7)	-3%	(13)	-6%
Depreciation on operating lease equipment	83	85	81	(2)	-2%	2	2%
Maintenance and other operating lease expenses	55	52	56	3	6%	(1)	-2%
Total net operating lease revenue(1)	51	58	64	(8)	-13%	(13)	-21%
Interest expense	107	120	203	(13)	-11%	(96)	-47%
Net finance revenue (2)	$317	$327	$308	$(10)	-3%	$9	3%

Average earning assets	$51,811	$53,202	$57,589	$(1,391)	-3%	$(5,778)	-10%
Net finance margin(2)	2.45%	2.46%	2.14%	-1bps		31bps

(1)Net operating lease revenue is a non-GAAP measure, and is reconciled in the table as a combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net operating lease revenue is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

*Certain balances may not sum due to rounding.
•	Net finance revenue declined to $317 million from $327 million in the prior quarter.
o	Lower interest income resulting from lower average balances and yields on loans and investment securities.
o	Lower rental income as the prior quarter included a $6 million customer settlement that mostly benefited rental income. In addition, higher maintenance costs were mostly offset by lower depreciation.
o	Partially offset by higher purchase accounting accretion due to LCM prepayments and lower deposit costs.
•	Net finance margin (net finance revenue as a percentage of average earning assets) was 2.45%, a 1 bps decrease from 2.46% in the prior quarter.
o	Primarily reflecting the items noted above as well as a higher mix of cash as a percentage of total earning assets.
•	Net finance revenue increased $9 million compared to the year-ago quarter.
o	Lower interest expense from lower rates in all deposit channels and a higher mix of lower cost deposits as well as lower borrowings.
o	Higher purchase accounting accretion from LCM loan prepayments.
o	Partially offset by lower average loans and lower market rates, impacting income on loans and investment securities.
o	Lower net operating lease income in Rail, primarily due to lower utilization and renewal rates.
•	Compared to the year-ago quarter, net finance margin increased 31 bps.
o	Primarily driven by the items noted above along with a lower mix of cash and investments as a percentage of total earning assets.

5

Other Non-Interest Income

Other Non-Interest Income*				2Q21 change from
($ in millions)	2Q21	1Q21	2Q20	1Q21		2Q20

Fee income	$36	$30	$30	$7	23%	$6	19%
Factoring commissions	27	24	11	3	11%	15	NM
Gains on leasing equipment, net of impairments	29	28	21	1	4%	9	42%
BOLI income	8	8	8	0	1%	0	1%
Gains on investment securities, net of impairments	4	105	8	(101)	-96%	(4)	-53%
Property tax income	4	4	5	(0)	-5%	(1)	-17%
Other income	53	32	20	21	68%	33	NM
Total other non-interest income	$161	$230	$103	$(69)	-30%	$58	57%
Noteworthy items(1)	-	(83)	-	83		-
Total other non-interest income, excluding noteworthy items(1)(2)	$161	$147	$103	$14	9%	$58	57%

(1)See "Non-GAAP measurements" for a listing of Noteworthy items.

(2)Total other non-interest income, excluding noteworthy items is a non-GAAP measure and is reconciled to the GAAP balance, total other non-interest income, in the table above. Total other non-interest income, excluding noteworthy items is used by management to monitor the underlying level of income.

*Certain balances may not sum due to rounding.
•

Other non-interest income was $161 million, down $69 million from the prior quarter.  The prior quarter included a noteworthy item of $83 million of gains on sale of investment securities related to our strategic initiative to monetize unrealized gains on investment securities in AOCI.

•	Excluding noteworthy items, other non-interest income was up $14 million from the prior quarter driven by:
o	Higher factoring commissions from higher factoring volume.
o	Higher capital markets fees.
o	Gain on sale of Aviation Lending portfolio of approximately $8 million.
o	Higher net gain on sale of LCM loans ($34 million in the current quarter compared to $22 million in the prior quarter).
•	Other non-interest income was up $58 million from the year-ago quarter due to:
o	Higher fee income.
o	Higher factoring commissions from to higher volumes and surcharges, as the year-ago quarter’s factoring volume was significantly impacted by the COVID-19 pandemic.
o	Higher gain on sale of lease equipment.
o	Higher other revenues, which included higher net gain on the sale of loans (LCM loans and the Aviation Lending portfolio noted above) offset by lower income on derivatives.

6

Operating Expenses

Operating Expenses*				2Q21 change from
($ in millions)	2Q21	1Q21	2Q20	1Q21		2Q20

Compensation and benefits	$149	$155	$166	$(6)	-4%	$(17)	-10%
Technology	33	33	43	-	0%	(9)	-22%
Professional fees	21	14	30	7	53%	(9)	-29%
Insurance	14	15	17	(1)	-5%	(3)	-17%
Net occupancy expense	16	18	20	(1)	-8%	(4)	-19%
Advertising and marketing	5	4	9	2	43%	(4)	-44%
Property tax expense	4	4	5	-	0%	(0)	-8%
Restructuring costs	(8)	-	37	(8)	NM	(45)	NM
Intangible asset amortization	8	8	9	(0)	-1%	(0)	-2%
Other expenses	8	23	26	(15)	-66%	(18)	-69%
Total operating expenses	251	274	360	(23)	-8%	(109)	-30%
Noteworthy items	(6)	7	57	(13)	NM	(63)	NM
Intangible asset amortization	8	8	9	(0)	-1%	(0)	-2%
Operating expenses, excluding noteworthy items and intangible asset amortization(1)	$249	$259	$295	$(10)	-4%	$(46)	-16%
Net efficiency ratio(2)	52.5%	47.7%	76.6%	NM		NM
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	52.2%	54.6%	71.8%	NM		NM

(1)Operating expenses excluding intangible asset amortization and noteworthy items is used by management to compare period over period expenses. Due to the exclusion of intangible amortization and noteworthy items, this is considered a non-GAAP measure, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•	Operating expenses were $251 million, down $23 million from the prior quarter.
•

Excluding noteworthy items and intangible asset amortization, operating expenses were $249 million, down $10 million compared to $259 million in the prior quarter. The reduction was primarily due to lower compensation and benefit costs and a reserve release related to indemnification obligations, partially offset by higher legal fees.

o	Noteworthy items in the current quarter included FCB merger costs and restructuring reserve reversal.
o	The prior quarter noteworthy items included FCB merger costs.
•	Operating expenses decreased by $109 million compared to the year-ago quarter.
•

Operating expenses excluding noteworthy items and intangible asset amortization decreased by $46 million compared to the year-ago quarter, reflecting cost reduction initiatives including the recognition of cost synergies from our MOB acquisition.

o	Noteworthy items in the year-ago quarter included MOB integration costs as well as restructuring charges.
•

The net efficiency ratio increased to 53% from 48% in the prior quarter. The net efficiency ratio excluding noteworthy items and intangible asset amortization improved to 52% from 55% in the prior quarter reflecting higher net revenues and lower operating expenses.

•

The net efficiency ratio was 77% in the year-ago quarter. Excluding noteworthy items and intangible asset amortization, the net efficiency ratio improved from 72% in the year-ago quarter reflecting a decline in operating expenses and an improvement in net revenues.

7

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				2Q21 change from
($ in millions)	2Q21	1Q21	2Q20	1Q21		2Q20

Interest-bearing cash	$5,583	$4,634	$7,111	$949	20%	$(1,528)	-21%
Investment securities and securities purchased under agreement to resell	5,248	6,144	5,766	(897)	-15%	(519)	-9%
Loans and loans held for sale (net of credit balances of factoring clients)	33,227	34,592	37,110	(1,366)	-4%	(3,883)	-10%
Operating lease equipment, net (including held for sale)	7,754	7,831	7,602	(77)	-1%	152	2%
Average earning assets (AEA)	$51,811	$53,202	$57,589	$(1,391)	-3%	$(5,778)	-10%

*All balances above are averages. Certain balances may not sum due to rounding.
•	AEA decreased by $1.4 billion from the prior quarter, primarily driven by decreases in investments and loans, partially offset by an increase in cash.
o	Average loans and leases decreased 3% from the prior quarter.
o

Commercial Banking average loans and leases declined 3% and was primarily driven by the sale of the Aviation Lending portfolio within Commercial Finance as well as a reduction in Real Estate Finance, which continues to be impacted by lower origination volume and high prepayments. Excluding both items, Commercial Banking average loans and leases remained relatively flat.

o	Consumer Banking average loans declined 7%; the decline in Consumer Banking was primarily driven by LCM run-off and loan sales as well continued high prepayments across certain portfolios.
•

At June 30, 2021, total cash (including non-interest-bearing cash), investment securities and securities purchased under agreement to resell was $10.7 billion, up from $10.4 billion at the end of the prior quarter.

o	End of period cash balances decreased by $0.1 billion to $5.3 billion, while investment securities increased by $0.4 billion to $5.4 billion.
o	Investment securities are primarily High-Quality Liquid Securities.
•

AEA compared to the year-ago quarter, decreased by $5.8 billion as the decline in loans, interest-bearing cash and investment securities partially offset the modest increase in operating lease equipment.

o

Commercial Banking average loans declined across all divisions reflecting lower origination volume in sectors more impacted by the pandemic, the sale of the Aviation Lending portfolio as well as high prepayments, particularly in Real Estate Finance.

o	Decrease in Consumer Banking average loans was primarily driven by LCM loan sales, and continued run-off, as well as higher prepayments overall.

8

Deposits and Borrowings

Average Deposits and Borrowings*				2Q21 change from
($ in millions)	2Q21	1Q21	2Q20	1Q21		2Q20

Interest-bearing checking	$3,492	$3,442	$3,163	$49	1%	$328	10%
Savings and money market	26,253	26,077	26,143	176	1%	110	0%
Time deposits	8,538	9,781	12,551	(1,243)	-13%	(4,013)	-32%
Non-interest bearing checking	3,361	3,386	3,020	(25)	-1%	341	11%
Total deposits	$41,644	$42,687	$44,877	$(1,043)	-2%	$(3,233)	-7%

Online	$17,048	$18,272	$20,891	$(1,224)	-7%	$(3,843)	-18%
Branch	11,302	11,392	11,979	(90)	-1%	(678)	-6%
Commercial	4,319	4,306	3,866	13	0%	453	12%
Brokered	2,208	2,378	2,848	(170)	-7%	(640)	-22%
Homeowners association	6,767	6,339	5,293	428	7%	1,475	28%
Total deposits	$41,644	$42,687	$44,877	$(1,043)	-2%	$(3,233)	-7%

Secured borrowings	$599	$1,006	$3,487	$(406)	-40%	$(2,887)	-83%
Unsecured borrowings	4,233	4,448	4,466	(215)	-5%	(234)	-5%
Securities sold under agreement to repurchase	-	-	5	-	NM	(5)	-100%
Total borrowings	$4,832	$5,454	$7,958	$(621)	-11%	$(3,126)	-39%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits declined 2% from the prior quarter and represented 90% of CIT’s total funding as average borrowings also declined this quarter.
o	The decline in average deposits was primarily driven by a continuation of our strategy to reduce higher cost deposits.
o	The decline in deposits in our online channel was partially offset by continued strong organic growth in the lower cost, HOA channel, reflecting our strategic growth initiatives for this channel.
o

Continued to shift the mix from time deposits to non-maturity deposits. Average non-maturity deposits currently represent 79% of total deposits, compared to 77% in the prior quarter and 72% in the year-ago quarter.

•	The weighted average rate on average outstanding deposits decreased 8 bps to 0.49% from 0.57% in the prior quarter.
o	Decline due to lower rates across most channels, along with a higher mix of lower cost HOA deposits and run off of higher cost Brokered deposits.
•	The weighted average rate on average outstanding deposits decreased 74 bps from 1.23% in the year-ago quarter, primarily due to lower rates in all the deposit channels.
•

The loans and leases-to-deposits ratio at CIT Bank was 87% at June 30, 2021, down from 91% at March 31, 2021, and unchanged from 87% at June 30, 2020, reflecting the decline in deposits, loans and leases at the end of each period.

•

For consolidated CIT Group, the loans and leases-to-deposits ratio was 101% at June 30, 2021, down from 103% at March 31, 2021, and from 99% at June 30, 2020, reflecting the decline in deposits and loans and leases at the end of each period.

•	Average unsecured borrowings comprised 9% of the funding mix, flat from the prior quarter.

9

o

The weighted average coupon on our unsecured senior and subordinated debt stayed flat from March 31, 2021 at 4.82%, with a weighted average maturity of approximately 3.1 years and approximately 3.3 years, respectively.

•	Average secured borrowings comprised 1% of the funding mix, down from 2% in the prior quarter.
o	Secured borrowings at June 30, 2021 was down by $600 million reflecting a paydown of the remaining Federal Home Loan Bank debt late in the quarter.

Capital

Capital*				2Q21 change from
($ in millions, except per share amounts)	2Q21	1Q21	2Q20	1Q21		2Q20

Preferred stock	$525	$525	$525	$-	0%	$-	0%
Common stockholders' equity	$5,511	$5,291	$5,214	$220	4%	$297	6%
Book value per common share (BVPS)	$55.58	$53.41	$52.97	$2.20	4%	$2.62	5%
Tangible common equity(1)	$5,393	$5,164	$4,916	$229	4%	$477	10%
Tangible book value per common share (TBVPS)(2)	$54.39	$52.13	$49.93	$2.26	4%	$4.46	9%

Common shares outstanding (thousands)	99,143	99,066	98,447	77	0%	696	1%

Total risk-based capital(3)	$7,249	$7,091	$6,708	$158	2%	$541	8%
Risk-weighted assets(3)	$48,365	$50,081	$50,730	$(1,716)	-3%	$(2,365)	-5%
Total capital ratio(3)	15.0%	14.2%	13.2%	83bps		NM
CET1 ratio(3)	11.6%	10.9%	10.0%	76bps		NM

Common dividends paid	$35	$35	$35	$1		$0

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 15, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 15.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•	Common stockholders’ equity increased from the prior quarter, driven by the net income in the quarter, partially offset by the reduction on AOCI and dividend payouts.
o	Tangible book value per common share increased to $54.39 at June 30, 2021.
•	RWAs were down compared to the prior quarter reflecting lower loan balances and a reduction in off-balance sheet commitments.
•

The preliminary CET1 Capital ratio at June 30, 2021 of 11.6% increased from 10.9% at the end of the prior quarter, and the preliminary Total Capital ratio increased to 15.0% from 14.2% in the prior quarter.

o	Increase reflects quarter earnings and lower RWA.
•

Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share, a semi-annual dividend of $29 per Series A preferred share and a quarterly dividend of approximately $0.35 per Series B preferred share. On July 19, 2021, CIT’s Board of Directors declared:

o	A quarterly cash dividend of $0.35 per common share on outstanding common stock payable on Aug.13, 2021 to common shareholders of record as of July 30, 2021.

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o	A quarterly cash dividend of approximately $0.35 per share on outstanding Series B preferred stock payable on Sept.15, 2021 to Series B preferred shareholders of record as of Aug.31, 2021.

Asset Quality:

Asset Quality*				2Q21 change from
($ in millions)	2Q21	1Q21	2Q20	1Q21		2Q20

(Benefit) provision for credit losses(1)	$(72)	$(117)	$224	$45	39%	$(296)	NM
Net charge-offs (NCOs)	$26	$13	$170	$13	96%	$(144)	-85%
NCOs as a % of average loans	0.30%	0.15%	1.79%	15bps		NM

Commercial Banking ACL	$743	$828	$1,020	$(85)	-10%	$(277)	-27%
Commercial Banking ACL as a % of loans	2.73%	2.95%	3.52%	-22bps		-79bps
Total ACL	$851	$942	$1,203	$(92)	-10%	$(352)	-29%
Total ACL as a % of loans	2.52%	2.70%	3.21%	-18bps		-69bps

Allowance for off-balance sheet credit exposures(1)	$62	$69	$81	$(7)	-10%	$(19)	-24%

Non-accrual loans	$549	$665	$556	$(116)	-17%	$(8)	-1%
Non-accrual loans as a % of loans	1.63%	1.90%	1.48%	-27bps		15bps

(1) Includes amounts related to the allowance for off-balance sheet credit exposures on unfunded loan commitments, letters of credit and deferred purchase agreements. The allowance for off-balance sheet credit exposures are included in other liabilities.

*Certain balances may not sum due to rounding.

Provision

•

The net provision benefit of $72 million included a reduction in reserves of approximately $99 million partially offset by $26 million of net charge-offs. The reduction in reserves included a decline of approximately $77 million for loans collectively evaluated and was due to lower loan balances (including off-balance sheet credit exposures) as well as continued improvement in credit trends and economic forecasts. The remaining decline of $22 million in the reserves related to loans that were individually evaluated and largely offset the net charge-offs.

o	Commercial Banking had a net provision benefit of $67 million and Consumer Banking had a net benefit of $5 million.
o	The provision in the prior quarter consisted of a $104 million benefit related to the Commercial Banking segment and a $13 million net benefit in the Consumer Banking segment.
•	The prior quarter net provision benefit of $117 million reflected a $130 million reduction in the reserve.
•	The provision expense in the year-ago quarter of $224 million was due to the adverse effects of the pandemic on the macroeconomic environment across our portfolio.
o	The provision related to the Commercial Banking segment was $215 million and the remaining $9 million related to the Consumer Banking segment.

Net Charge-offs

•

Net charge-offs were $26 million (0.30% of average loans) compared to $13 million (0.15%) in the prior quarter and $170 million (1.79%) in the year-ago quarter and were primarily reported in Commercial Banking.

•	Net charge-offs in the current period reflect a higher level of recoveries and accounts that were previously reserved for.

11

Allowance for Credit Losses (ACL)

•	The ACL was $851 million (2.52% of loans) at June 30, 2021, down from $942 million (2.70% of loans) at March 31, 2021 and $1.2 billion (3.21% of loans) at June 30, 2020.
o	In the Commercial Banking segment, the ACL was $743 million (2.73% of loans) at June 30, 2021, compared to $828 million (2.95%) at March 31, 2021 and $1,020 million (3.52%) at June 30, 2020.
o	In the Consumer Banking segment, the ACL was $107 million (1.66% of loans) at June 30, 2021, compared to $114 million (1.66%) at March 31, 2021 and $183 million (2.14%) at June 30, 2020.

Non-accrual Loans

•	Non-accrual loans were $549 million (1.63% of loans) at June 30, 2021, compared to $665 million (1.90%) at March 31, 2021 and $556 million (1.48%) at June 30, 2020.
•	In Commercial Banking, non-accrual loans were $417 million (1.53% of loans) at June 30, 2021, compared to $453 million (1.61%) at March 31, 2021 and $451 million (1.56%) at June 30,2020.
o	The decrease from the prior quarter was primarily driven by Commercial Finance.
o	The decrease from the year-ago quarter was driven by a reduction in Commercial Finance and Business Capital offset by an increase in Real Estate Finance.
•

In Consumer Banking, non-accrual loans were $132 million (2.05% of loans) at June 30, 2021, a decrease from $211 million (3.07%) at March 31, 2021, and an increase from $106 million (1.24%) at June 30, 2020.

o	The decrease from the prior quarter was due to the sale of $94 million of LCM loans, $80 million of which were on non-accrual as of March 31, 2021
o	The increase from the year ago quarter was primarily driven by COVID-19 impacted loans that became delinquent after the initial deferral period ended.
o	Although placed on non-accrual, the majority of the loans are residential mortgages with strong loan-to-value ratios and are therefore not expected to result in significant losses.
•	COVID-19 related deferments are minimal across all segments.

12

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company's commercial banking segment includes commercial financing, community association banking, middle market banking, equipment and vendor financing, factoring, railcar financing, treasury and payments services, and capital markets and asset management. CIT's consumer banking segment includes a national direct bank and regional branch network. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding our pending merger with First Citizens, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; or (vi) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. Further, additional factors relating to CIT’s pending merger with First Citizens could cause actual results to differ materially from any forward-looking statements, including (a) CIT’s and First Citizens’ ability to obtain regulatory approvals and meet other closing conditions to the merger and (b) delays in closing the merger. In addition statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers and service providers  and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (the “SEC”), as amended by Form 10-K/A that was filed with the SEC on April 30, 2021, and in the definitive proxy statement regarding the pending merger with First Citizens that was filed by CIT with the SEC on December 23, 2020.Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

13

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Interest income
Interest and fees on loans	$355.7	$364.0	$417.2	$719.7	$884.8
Other interest and dividends	17.4	24.1	29.7	41.5	75.7
Total interest income	373.1	388.1	446.9	761.2	960.5
Interest expense
Interest on deposits	50.7	61.2	138.3	111.9	294.9
Interest on borrowings	56.1	58.4	64.2	114.5	133.3
Total interest expense	106.8	119.6	202.5	226.4	428.2
Net interest revenue	266.3	268.5	244.4	534.8	532.3
Provision for credit losses	(72.2)	(117.4)	223.6	(189.6)	737.5
Net interest revenue, after credit provision	338.5	385.9	20.8	724.4	(205.2)
Non-interest income
Rental income on operating lease equipment	188.2	194.7	200.9	382.9	410.7
Other non-interest income	160.7	229.9	102.6	390.6	233.2
Total non-interest income	348.9	424.6	303.5	773.5	643.9
Non-interest expenses
Depreciation on operating lease equipment	82.8	84.7	81.1	167.5	159.4
Maintenance and other operating lease expenses	54.8	51.6	56.1	106.4	109.7
Operating expenses	251.2	274.0	360.4	525.2	694.8
Goodwill impairment	-	-	-	-	344.7
Gain on debt extinguishment and deposit redemption	-	0.1	(14.8)	0.1	(14.8)
Total non-interest expenses	388.8	410.4	482.8	799.2	1,293.8
Income (loss) before provision (benefit) for income taxes	298.6	400.1	(158.5)	698.7	(855.1)
Provision (benefit) for income taxes	71.7	96.3	(73.2)	168.0	(145.5)
Net income (loss)	$226.9	$303.8	$(85.3)	$530.7	$(709.6)
Less: preferred stock dividends	12.3	2.8	12.3	15.1	16.1
Net income (loss) available to common shareholders	$214.6	$301.0	$(97.6)	$515.6	$(725.7)

Basic income (loss) per common share	$2.17	$3.05	$(0.99)	$5.21	$(7.39)
Average number of common shares - basic (thousands)	99,110	98,812	98,438	98,961	98,263

Diluted income (loss) per common share	$2.14	$3.04	$(0.99)	$5.17	$(7.39)
Average number of common shares - diluted (thousands)	100,340	99,076	98,438	99,708	98,263

14

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	June 30,	March 31,	June 30,
	2021	2021	2020

Assets
Total cash and interest bearing cash	$5,280.7	$5,348.6	$8,080.3
Securities purchased under agreement to resell	150.0	75.0	100.0
Investment securities	5,295.8	4,937.9	5,656.5
Assets held for sale	51.5	757.4	82.7
Loans	33,711.1	34,957.5	37,518.3
Allowance for credit losses	(850.6)	(942.3)	(1,202.7)
Loans, net of allowance for credit losses	32,860.5	34,015.2	36,315.6
Operating lease equipment, net	7,781.8	7,733.4	7,778.1
Goodwill	-	-	146.8
Bank-owned life insurance	1,185.2	1,176.9	1,158.9
Other assets	2,098.2	2,004.7	2,383.5
Total assets	$54,703.7	$56,049.1	$61,702.4

Liabilities
Deposits	$41,271.0	$42,024.7	$45,815.2
Credit balances of factoring clients	1,530.5	1,471.1	989.1
Other liabilities	1,622.3	1,897.9	1,560.9
Borrowings
FHLB advances	-	600.0	2,850.0
Other secured and structured financings	10.3	7.6	15.8
Senior unsecured	3,738.6	3,737.1	4,237.5
Subordinated unsecured	495.2	495.0	494.6
Total borrowings	4,244.1	4,839.7	7,597.9
Total liabilities	48,667.9	50,233.4	55,963.1
Equity
Stockholders' equity
Preferred stock	525.0	525.0	525.0
Common stock	1.6	1.6	1.6
Paid-in capital	6,922.5	6,914.3	6,885.5
Retained earnings	1,873.7	1,694.5	1,419.4
Accumulated other comprehensive income (loss)	(115.4)	(148.2)	65.8
Treasury stock, at cost	(3,171.6)	(3,171.5)	(3,158.0)
Total common stockholders' equity	5,510.8	5,290.7	5,214.3
Total equity	6,035.8	5,815.7	5,739.3
Total liabilities and equity	$54,703.7	$56,049.1	$61,702.4

Book Value Per Common Share

Common stockholders' equity	$5,510.8	$5,290.7	$5,214.3
Less: goodwill	-	-	146.8
Less: intangible assets	118.1	126.5	151.8
Tangible common equity	5,392.7	5,164.2	4,915.7

Book value per common share	$55.58	$53.41	$52.97
Tangible book value per common share(1)	$54.39	$52.13	$49.93
Outstanding common shares (in thousands)	99,143	99,066	98,447

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

15

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$5,583.1	$1.5	0.11%	$4,634.4	$1.3	0.11%	$7,110.7	$1.8	0.10%
Investment securities and securities purchased under agreements to resell	5,247.5	15.9	1.21%	6,144.3	22.8	1.48%	5,766.4	27.9	1.94%
Loans and loans held for sale (net of credit balances of factoring clients)	33,226.5	355.7	4.28%	34,592.3	364.0	4.21%	37,109.8	417.2	4.50%
Operating lease equipment, net (including held for sale)	7,754.0	50.6	2.61%	7,831.2	58.4	2.98%	7,602.1	63.7	3.35%
Average earning assets (AEA)(Non-GAAP)	51,811.1	423.7	3.27%	53,202.2	446.5	3.36%	57,589.0	510.6	3.55%
Non-interest earning assets
Cash and due from banks	169.7			180.1			185.8
Allowance for credit losses	(926.7)			(1,055.0)			(1,102.4)
All other non-interest bearing assets	3,255.7			3,420.1			3,577.2
Total Average Assets	$54,309.8			$55,747.4			$60,249.6
Liabilities
Interest-bearing deposits and borrowings
Deposits	$38,283.0	50.7	0.53%	$39,300.8	61.2	0.62%	$41,857.7	138.3	1.32%
Borrowings	4,832.1	56.1	4.64%	5,453.6	58.4	4.28%	7,958.4	64.2	3.23%
Total interest-bearing liabilities	43,115.1	106.8	0.99%	44,754.4	119.6	1.07%	49,816.1	202.5	1.63%
Non-interest bearing deposits	3,360.9			3,385.9			3,019.6
Other non-interest bearing liabilities	1,906.0			1,845.3			1,597.7
Stockholders' equity	5,927.8			5,761.8			5,816.2
Total Average Liabilities and Stockholders' Equity	$54,309.8			$55,747.4			$60,249.6

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$5,111.3	$2.8	0.11%	$4,463.9	$7.4	0.33%
Investment securities and securities purchased under agreements to resell	5,693.5	38.7	1.36%	6,862.2	68.3	1.99%
Loans and loans held for sale (net of credit balances of factoring clients)	33,905.6	719.7	4.25%	36,801.7	884.8	4.81%
Operating lease equipment, net (including held for sale)	7,792.4	109.0	2.80%	7,509.1	141.6	3.77%
Average earning assets (AEA)(Non-GAAP)	52,502.8	870.2	3.31%	55,636.9	1,102.1	3.96%
Non-interest earning assets
Cash and due from banks	174.9			206.9
Allowance for credit losses	(990.5)			(933.0)
All other non-interest bearing assets	3,337.4			3,564.6
Total Average Assets	$55,024.6			$58,475.4
Liabilities
Interest-bearing deposits and borrowings
Deposits	$38,789.1	111.9	0.58%	$40,451.4	294.9	1.46%
Borrowings	5,141.1	114.5	4.45%	7,454.9	133.3	3.58%
Total interest-bearing liabilities	43,930.2	226.4	1.03%	47,906.3	428.2	1.79%
Non-interest bearing deposits	3,373.3			2,838.8
Other non-interest bearing liabilities	1,875.8			1,598.6
Stockholders' equity	5,845.2			6,131.7
Total Average Liabilities and Stockholders' Equity	$55,024.5			$58,475.4

16

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Total Net Revenues(1)
Interest income	$373.1	$388.1	$446.9	$761.2	$960.5
Rental income on operating lease equipment	188.2	194.7	200.9	382.9	410.7
Finance revenue (Non-GAAP)	561.3	582.8	647.8	1,144.1	1,371.2
Interest expense	106.8	119.6	202.5	226.4	428.2
Depreciation on operating lease equipment	82.8	84.7	81.1	167.5	159.4
Maintenance and other operating lease expenses	54.8	51.6	56.1	106.4	109.7
Net finance revenue (NFR)(2) (Non-GAAP)	316.9	326.9	308.1	643.8	673.9
Other non-interest income	160.7	229.9	102.6	390.6	233.2
Total net revenues (Non-GAAP)	$477.6	$556.8	$410.7	$1,034.4	$907.1

NFR (Non-GAAP)	$316.9	$326.9	$308.1	$643.8	673.9
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	2.45%	2.46%	2.14%	2.45%	2.42%

Operating Expenses
Total operating expenses	$251.2	$274.0	$360.4	$525.2	$694.8
Noteworthy items(3)	(6.2)	6.9	57.1	0.7	74.2
Intangible asset amortization	8.3	8.4	8.5	16.7	17.0
Operating expenses, excluding noteworthy items	$249.1	$258.7	$294.8	$507.8	$603.6

Total net revenues (Non-GAAP)	$477.6	$556.8	$410.7	$1,034.4	$907.1
Noteworthy items	-	(83.0)	-	(83.0)	-
Total net revenues, excluding noteworthy items (Non-GAAP)	$477.6	$473.8	$410.7	$951.4	$907.1
Net Efficiency Ratio(4) (Non-GAAP)	52.5%	47.7%	76.6%	49.9%	70.6%
Net Efficiency Ratio, excluding noteworthy items(4) (Non-GAAP)	52.2%	54.6%	71.8%	53.4%	66.6%

Average Earning Assets(5)
Average Earning Assets (Non-GAAP)	$51,811.1	$53,202.2	$57,589.0	$52,502.8	$55,636.9

	June 30,	March 31,	June 30,
	2021	2021	2020
Period End Earning Assets(5)
Loans	$33,711.1	$34,957.5	$37,518.3
Operating lease equipment, net	7,781.8	7,733.4	7,778.1
Assets held for sale	51.5	757.4	82.7
Credit balances of factoring clients	(1,530.5)	(1,471.1)	(989.1)
Interest-bearing cash	5,134.1	5,191.0	7,898.7
Investment securities and securities purchased under agreement to resell	5,445.8	5,012.9	5,756.5
Total earning assets (Non-GAAP)	$50,593.8	$52,181.1	$58,045.2

Average core Loans and Leases(6)
Total average loans (incl HFS, net of credit balances)	$33,226.5	$34,592.3	$37,109.8	$33,905.6	$36,801.7
Total average operating lease equipment (incl HFS)	7,754.0	7,831.2	7,602.1	7,792.4	7,509.1
Total average loans and leases	40,980.5	42,423.5	44,711.9	41,698.0	44,310.8
Average non-core portfolio, LCM	1,501.8	1,653.7	2,065.6	1,577.3	2,110.7
Average core loans and leases	$39,478.7	$40,769.8	$42,646.3	$40,120.7	$42,200.1

17

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
ROTCE(7)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$5,392.7	$5,164.2	$4,915.7	$5,392.7	$4,915.7
Average tangible common equity (Non-GAAP)	$5,279.4	$5,105.1	$4,987.3	$5,192.8	$5,127.7

Income (loss) from continuing operations available to common shareholders	$214.6	$301.0	$(97.6)	$515.6	$(725.7)
Goodwill impairment, after tax	-	-	-	-	339.0
Intangible asset amortization, after tax	6.2	6.2	4.0	12.7	12.4
Non-GAAP income (loss) from continuing operations - for ROTCE calculation	$220.8	$307.2	$(93.6)	$528.3	$(374.3)
Return on average tangible common equity	16.73%	24.07%	NM	20.35%	NM
Non-GAAP income (loss) from continuing operations (from the following non-GAAP noteworthy tables)	$209.8	$244.6	$(61.4)	$454.4	$(299.8)
Intangible asset amortization, after tax	6.2	6.2	4.0	12.7	12.4
Non-GAAP income (loss) from continuing operations - for ROTCE calculation, excluding noteworthy items	$216.0	$250.8	$(57.4)	$467.1	$(287.4)
Preferred dividend normalization	4.7	(4.7)	4.7	-	-
Non-GAAP (loss) income from continuing operations - for ROTCE calculation, excluding noteworthy items and preferred dividend normalization	$220.7	$246.1	$(52.7)	$467.1	$(287.4)
Return on average tangible common equity, after noteworthy items	16.37%	19.65%	NM	17.99%	NM
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	16.72%	19.28%	NM	17.99%	NM

Effective Tax Rate Reconciliation(8)
Provision (benefit) for income taxes - GAAP	$71.7	$96.3	$(73.2)	$168.0	$(145.5)
Income tax on noteworthy items	(1.4)	(19.7)	20.9	(21.1)	37.8
Provision (benefit) for income taxes, before noteworthy items - Non-GAAP	$70.3	$76.6	$(52.3)	$146.9	$(107.7)
Income tax - remaining discrete items	4.0	7.3	(1.1)	11.3	1.9
Provision (benefit) for income taxes, before noteworthy and discrete tax items - Non-GAAP	$74.3	$83.9	$(53.4)	$158.2	$(105.8)
Income (loss) before (benefit) provision for income taxes - GAAP	$298.6	$400.1	$(158.5)	$698.7	$(855.1)
Noteworthy items before tax	(6.2)	(76.1)	57.1	(82.3)	463.7
Adjusted income (loss) before (benefit) provision for income taxes and discrete items - Non-GAAP	$292.4	$324.0	$(101.4)	$616.4	$(391.4)
Effective tax rate - GAAP	24.0%	24.1%	46.2%	24.0%	17.0%
Effective tax rate, before noteworthy items - Non-GAAP	24.0%	23.6%	51.6%	23.8%	27.5%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	25.4%	25.9%	52.7%	25.7%	27.0%

(1)Total net revenues are the combination of net finance revenue and other income, and are therefore considered a non-GAAP measurement. Total net revenues are an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy items and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(4)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization and restructuring costs) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to other noteworthy items.

(5)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(6)Average core loans and leases is a non-GAAP measure due to the exclusion of the portfolios listed in the table. Management uses this balance to gauge the trend in the remaining portfolio.

(7)Net income and income from continuing operations are adjusted to remove the impact of goodwill impairment and intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

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CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income (loss) excluding noteworthy items is a non-GAAP measure used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detailed information of each noteworthy item and the impact on various income statement line items for the respective periods. Not all periods contain noteworthy items.

		Pre-Tax	Income	After-tax	Per
Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended June 30, 2021
Net income available to common shareholders				$214.6	$2.14
Reversal of prior restructuring costs	Operating expenses	$(7.9)	$1.8	(6.1)	(0.06)
FCB merger costs	Operating expenses	1.7	(0.4)	1.3	0.01
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)				$209.8	$2.09

Quarter Ended March 31, 2021
Net income available to common shareholders				$301.0	$3.04
Gains on sales of investment securities	Other non-interest income	$(83.0)	$21.5	(61.5)	(0.62)
FCB merger costs	Operating expenses	6.9	(1.8)	5.1	0.05
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)				$244.6	$2.47

Quarter Ended June 30, 2020
Net loss available to common shareholders				$(97.6)	$(0.99)
Restructuring charges	Operating expenses	$37.2	$(13.6)	23.6	0.24
MOB merger and integration costs	Operating expenses	19.9	(7.3)	12.6	0.13
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)				$(61.4)	$(0.62)

		Pre-Tax	Income	After-tax	Per
Description	Line Item	Balance	Tax(2)	Balance	Share

Six Months Ended June 30, 2021
Net loss available to common shareholders				$515.6	$5.17
Gains on sales of investment securities	Other non-interest income	$(83.0)	$21.5	(61.5)	(0.62)
FCB merger costs	Operating expenses	8.6	(2.2)	6.4	0.06
Reversal of prior restructuring costs	Operating expenses	(7.9)	1.8	(6.1)	(0.06)
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)				$454.4	$4.56

Six Months Ended June 30, 2020
Net income available to common shareholders				$(725.7)	$(7.39)
MOB day 1 provision for credit losses	Provision for credit losses	$44.8	$(8.1)	36.7	0.37
Restructuring charges	Operating expenses	$37.2	$(13.6)	23.6	0.24
MOB merger and integration costs	Operating expenses	37.0	(10.4)	26.6	0.27
Goodwill impairment	Goodwill impairment	344.7	(5.7)	339.0	3.45
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)				$(299.8)	$(3.05)

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

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